Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2022, relating to the financial statements of Hoth Therapeutics, Inc. as of and for the years ended December 31, 2021 and 2020.

/s/ WithumSmith+Brown, PC

New York, New York
July 1, 2022